UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, DC 20549

_____________________________________________________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 12, 2014
_____________________________________________________________

CPI INTERNATIONAL HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-173372-07 (Commission File Number)	90-0649687 (I.R.S. Employer Identification No.)
811 Hansen Way, Palo Alto, California 94303 (Address of Principal Executive Offices and Zip Code)
(650) 846-2900 (Registrant’s telephone number, including area code)
Not Applicable (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

In connection with the consent solicitation statement (the "Consent Solicitation") distributed to holders of outstanding notes on March 5, 2014 by CPI International, Inc. (the "Company" or “CPI”), which is a subsidiary of CPI International Holding Corp., in respect of the Company's outstanding 8.00% Senior Notes Due 2018 (the "Notes") issued pursuant to the Indenture, dated as of February 11, 2011 (as amended, supplemented, waived or otherwise modified, the "Indenture"), among the Company, the guarantors party thereto (the " Guarantors") and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), the Company, the Guarantors and the Trustee entered into a Second Supplemental Indenture to the Indenture (the "Second Supplemental Indenture"), dated as of March 12, 2014.
The Second Supplemental Indenture amends the Indenture to:
(1) increase the interest rate on the Notes from 8.00% to 8.75% per annum;
(2) increase the premium for any optional redemption of the Notes to (i) for redemptions prior to February 15, 2016, the make-whole premium, (ii) for redemptions from February 15, 2016 to February 14, 2017, 4% and (iii) for redemptions thereafter, 1%;
(3) increase the aggregate amount of indebtedness under the Company's credit facilities that constitutes "Permitted Indebtedness" for the purpose of the Limitations on Additional Indebtedness covenant from $230 million to $365 million; and
(4) modify the Restricted Payments covenant in order to allow the Company to pay a one-time dividend of up to $175 million to CPI International Holding Corp., the parent of CPI ("Special Dividend").
Although the Second Supplemental Indenture has become effective, the amendments to the Indenture shall not become operative until payment by the Company of the consent payment ("Consent Payment") specified in the Consent Solicitation Statement to holders of the Notes who delivered a duly executed consent prior to the expiration time of the consent solicitation. The Company will not pay the Consent Payment until the satisfaction or waiver of a number of conditions described in the Consent Solicitation Statement, including the closing of new senior secured credit facilities comprising of a revolving credit facility of not less than $30 million and a term loan facility of not less than $310 million. Proceeds of the new credit facilities would be used to fund the Special Dividend and the refinancing of CPI’s existing senior secured credit facilities. There can be no assurance that CPI will be able to obtain the senior secured credit facilities.
This description of the Second Supplemental Indenture and related matters is not complete and is qualified in its entirety by the actual terms of the Second Supplemental Indenture, a copy of which is incorporated herein by reference and attached hereto as Exhibit 4.1.

Item 9.01.         Financial Statements and Exhibits.

(d)     Exhibit 4.1

Second Supplemental Indenture, dated as of March 12, 2014, among CPI International, Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 8.00% Senior Notes due 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CPI INTERNATIONAL HOLDING CORP.
(Registrant)

Dated:	March 18, 2014	/s/ JOEL A. LITTMAN
Joel A. Littman Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1
Second Supplemental Indenture, dated as of March 12, 2014, among CPI International, Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 8.00% Senior Notes due 2018.